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EXHIBIT 99.1


                    USN CORPORATION ANNOUNCES ACQUISITION OF
              THE DIAMOND CHANNEL, INC. AND GEM MANUFACTURING, INC.

         - ACQUISITION ADDS $5.0 MILLION OF NET CURRENT ASSETS TO USN AND ALLOWS FOR DIRECT SOURCING OF DIAMONDS FROM SIGHTHOLDERS AND CONTRACT JEWELRY MANUFACTURING -

         - USN PLANS TO AGGRESSIVELY MARKET CERTIFIED HIGH-QUALITY LOOSE DIAMONDS AND FINISHED DIAMOND JEWELRY VIA ITS TELEVISION SHOPPING NETWORK AND VIA THE INTERNET -

LOS ANGELES, June 21, 2005 -- USN Corporation (OTC Pink Sheets: USNR - NEWS; "USN"), owner of the "Ultimate Shopping Network", which sells upscale consumer products direct to the customer on DirecTV, Dish Network, and various cable and broadcast outlets, announced today that it had completed its previously announced acquisition of Altron LTD, a Hong Kong corporation along with its subsidiaries, The Diamond Channel, Inc. and Gem Manufacturing, Inc. ("Altron") from Global Sun Enterprises LTD. in exchange for 49.8% of the outstanding stock of USN Corp.

Given the existing relationship Altron has with numerous sightholders, USN will be able to purchase high-quality loose diamonds without any middlemen. The acquisition of The Diamond Channel, Inc. will allow USN to sell certified diamonds, both loose and in finished settings, via both the Company's wholly-owned television shopping network, Ultimate Shopping Network, as well as the Company's online Internet website (HTTP://WWW.SHOPUSN.COM ). A separate additional online website dedicated strictly to the sale of diamonds and high quality jewelry is planned for a future launch.

The acquisition of Gem Manufacturing, Inc. provides USN with a vertical integration whereby USN will be able to directly finished jewelry directly from manufacturers thereby bypassing middlemen. The ability to acquired finished goods for resale directly from the manufacture has the potential to result in significant improvement to both gross margins and operating margins.

Commenting on the announcement, Terry Washburn, CEO of USN Corporation, stated, "The acquisition of Altron and its subsidiaries is a boon to our overall growth strategy. Altron's ability to directly source diamonds from sightholders will provide us with a significant competitive advantage in the marketplace."

Mr. Washburn continued, "We believe that this acquisition will enable us to offer extremely competitive pricing to our customers and will distinguish USN from other shopping networks and online-only jewelry retailers by providing us with a vertically integrated approach to sourcing and manufacturing. Lastly, it will significantly strengthen our balance sheet by adding $5 million in net cash and inventory."

USN also reached an Agreement to sell its Spotlight, LLC and Premier Concepts subsidiaries to LGS Holdings. The Premier Concepts subsidiary operates 14 Impostors fashion jewelry retail outlets throughout the United States.

USN's wholly-owned Ultimate Shopping Network is quickly becoming the luxury brand in television shopping. USN has positioned itself as television shopping's version of high end retailing with a dedication to service, quality, integrity and luxury. Today, the Ultimate Shopping Network is broadcast to more than 30 million aggregated U.S. households through interactive electronic media including direct broadcast satellite (DBS) services, cable television, broadcast television. The network aired its first shows in May 2003 and currently broadcasts nationwide on Dish Network channel 223, DirecTV channel 345, and on KVMD and KJLA in the greater Los Angeles area.

Statements in this news release about anticipated or expected future revenue or growth or expressions of future goals or objectives, including statements regarding whether current plans to grow and strengthen the company's existing network will be implemented or accomplished, are forward- looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements in this release are based upon information available to the Company on the date of this release. Any forward-looking statements involve risks and uncertainties, including the risk that the Company's acquisition of Altron LTD and its subsidiaries, The Diamond Channel, Inc. and Gem Manufacturing, Inc., or the benefits anticipated from the acquisition will not be realized. Additionally, forward-looking statements are based on current market conditions and risks, which may change as the result of certain regulatory, political or economic events, a shift in consumer preferences, as well as those risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, which could cause actual events or results to differ materially from the events or results described in the forward- looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.


Company Contact:

Robert B. Prag, President
The Del Mar Consulting Group, Inc.
858-794-9500
bprag@delmarconsulting.com